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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FREEPORT-McMoRan COPPER & GOLD INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Notice of Annual Meeting of Stockholders
May 4, 2006

March 22, 2006

Date:	Thursday, May 4, 2006

Time:	1:00 p.m., Eastern Time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Purpose:	• To elect eleven directors

• To ratify the appointment of our independent auditors

• To vote on a new stock incentive plan

• To vote on a stockholder proposal, if presented at the meeting, and

• To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 7, 2006.
      Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

By Order of the Board of Directors.

William H. Hines
Secretary

Notice of Annual Meeting of Stockholders
Information about Attending the Annual Meeting
Post-Meeting Report of the Annual Meeting
Who Can Vote
Voting Rights
Quorum
How Your Proxy Will Be Voted
Proxy Solicitation
Stockholder Proposals
Corporate Governance
Director Compensation
Election of Directors
Information About Director Nominees
Stock Ownership of Directors and Executive Officers
Stock Ownership of Certain Beneficial Owners
Executive Officer Compensation
Corporate Personnel Committee Report on Executive Compensation
Audit Committee Report
Independent Auditors
Selection and Ratification of the Independent Auditors
Performance Graph
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal to Adopt the 2006 Stock Incentive Plan
Stockholder Proposal
Board of Directors’ Statement in Opposition to Stockholder Proposal
Financial Information
Annex A
Charter of the Audit Committee of the Board of Directors
Annex B
2006 STOCK INCENTIVE PLAN

Information about Attending the Annual Meeting
If you plan to attend the meeting, please bring the following:
      1. Proper identification.
      2. Acceptable Proof of Ownership if your shares are held in “Street Name.”
Street Name means your shares are held of record by brokers, banks or other institutions.
Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Freeport-McMoRan Copper & Gold Inc. stock on the record date or (b) an account statement showing that you owned Freeport-McMoRan Copper & Gold Inc. stock on the record date.
Only stockholders of record on the record date may attend or vote at the annual meeting.
Post-Meeting Report of the Annual Meeting
A post-meeting report summarizing the proceedings of the meeting will be available on our web site at www.fcx.com within 10 days following the meeting. A copy of the report will be mailed at no charge to any stockholder requesting it.

FREEPORT-McMoRan COPPER & GOLD INC.
1615 Poydras Street
New Orleans, Louisiana 70112
      The 2005 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 22, 2006.
      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Freeport-McMoRan Copper & Gold Inc. for use at our Annual Meeting of Stockholders to be held on May 4, 2006, and at any adjournments (the meeting).
Who Can Vote
       If you held any Company Stock on the record date then you will be entitled to vote at the meeting. Company Stock refers to our common stock and voting preferred stock described below. Our voting preferred stock is represented by depositary shares, each of which represents a fraction of a share of our voting preferred stock.

Common Stock Outstanding on Record Date

No. of Shares
Outstanding
Name of Security
Class B Common Stock	188,430,983

Voting Preferred Stock Outstanding on Record Date

	No. of Depositary	No. of Preferred
	Shares Outstanding	Shares Outstanding
Name of Security
Silver-Denominated Preferred Stock	4,760,000*	14,875

Total Shares Eligible to be Voted at the Meeting		188,445,858

*	Each depositary share represents 0.003125 shares of our silver-denominated preferred stock thereby giving all such shares an aggregate of 14,875 votes.
Voting Rights
       Each share of Company Stock that you hold entitles you to one vote on each matter on which holders of such stock are entitled to vote. At the meeting, holders of common stock may vote on all matters and holders of depositary shares may only vote on the election of directors. As a holder of depositary shares, you vote by instructing the depositary either to vote the preferred stock represented by your depositary shares for director nominees or to withhold votes from director nominees. Inspectors of election will count votes cast at the meeting.
      In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the shares voted, with the holders of our common stock and voting preferred stock voting together as a single class. In contested elections where the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of shares voted. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of our common stock present in person or by proxy at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws. Abstentions as to all such matters to come before the meeting will be counted as votes against those matters.
      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.” Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.
Quorum
       A quorum at the meeting is a majority of the Company Stock entitled to vote present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of Company Stock represented by properly executed and returned proxies will be treated as present. Shares of Company Stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.
How Your Proxy Will Be Voted
       The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.
      Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy representing
      (1) our common stock will be voted:

•	in favor of the proposed director nominees,

•	for the ratification of the appointment of the independent auditors,

•	for the adoption of the 2006 Stock Incentive Plan,

•	against the stockholder proposal, if presented at the meeting, and
      (2) depositary shares representing our voting preferred stock will be voted in favor of the proposed director nominees.
      We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.
      Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.
Proxy Solicitation
       We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $9,000 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means.

Stockholder Proposals
       If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 1615 Poydras St., New Orleans, Louisiana 70112 by November 21, 2006.
      If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by January 5, 2007, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Corporate Secretary, or access our by-laws on our web site at http://www.fcx.com/aboutus/bylaws.htm. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.
Corporate Governance
Corporate Governance Guidelines; Ethics and Business Conduct Policy
      Our corporate governance guidelines are available at http://www.fcx.com/aboutus/corpgov-guide.htm, and our ethics and business conduct policy is available at http://www.fcx.com/aboutus/ethics.htm and both are available in print upon request. We intend to post promptly on that web site amendments to or waivers, if any, from our ethics and business conduct policy made with respect to any of our directors and executive officers.
Board Structure and Committee Composition
      As of the date of this proxy statement, our board consists of eleven members. We also have one director emeritus. The emeritus director does not vote. Our board held five regularly-scheduled meetings during 2005. In accordance with our corporate governance guidelines, non-management directors met in executive session at the end of each regularly-scheduled board meeting. The chair of executive session meetings rotates among the chairpersons of the four standing committees (discussed below), except as the non-management directors may otherwise determine for a specific meeting.
      Our board has four standing committees: an audit committee, a corporate personnel committee, a nominating and corporate governance committee, and a public policy committee. Each committee operates under a written charter adopted by the board. The charter of our audit committee is attached as Annex A and all of the other committee charters are available on our web site at www.fcx.com. During 2005, each of our directors attended at least 75% of the aggregate number of board and applicable committee meetings. Directors are invited but not required to attend annual meetings of our stockholders. None of the directors attended the last annual meeting of stockholders.

Audit		Meetings
Committee Members	Functions of the Committee	in 2005

Robert A. Day, Chairman Gerald J. Ford H. Devon Graham, Jr.	• please refer to the audit committee report and the charter of the audit committee	4

Corporate Personnel		Meetings
Committee Members	Functions of the Committee	in 2005

H. Devon Graham, Jr., Chairman Robert J. Allison, Jr. Bobby Lee Lackey J. Taylor Wharton	• please refer to the corporate personnel committee report on executive compensation	4

Nominating and
Corporate Governance		Meetings
Committee Members	Functions of the Committee	in 2005

Robert J. Allison, Jr., Chairman Robert A. Day Gerald J. Ford	• nominates individuals to stand for election or re-election as directors • considers recommendations by our stockholders of potential nominees for election as directors • conducts annual board and committee evaluations • makes recommendations to our board concerning the structure of our board and corporate governance matters	2

Public Policy		Meetings
Committee Members	Functions of the Committee	in 2005

J. Taylor Wharton, Chairman Robert J. Allison, Jr. J. Bennett Johnston Bobby Lee Lackey Gabrielle K. McDonald B. M. Rankin, Jr. J. Stapleton Roy	• oversees our compliance programs relating to our social, employment and human rights policies • oversees our governmental and community relationships and information programs • oversees our safety and environmental programs • oversees our charitable and philanthropic contributions	3
Board and Committee Independence and Audit Committee Financial Experts
      On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, the board has affirmatively determined that each of Messrs. Allison, Day, Ford, Graham, Lackey and Wharton has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which comply with the New York Stock Exchange (NYSE) director independence standards as currently in effect. In making this determination, the nominating and corporate governance committee, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the committee considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The nominating and corporate governance committee made a recommendation to the board that six directors be considered independent, which the board approved.
      Further, the board has determined that each of the members of the audit, corporate personnel, and nominating and corporate governance committees has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which adopt the heightened statutory and NYSE independence standards applicable to audit committee members. In addition, the board has determined that each member of the audit committee — Messrs. Day, Ford and Graham — qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission (the SEC).
Consideration of Director Nominees
      In evaluating nominees for membership on the board, the nominating and corporate governance committee applies the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the committee will take into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a large publicly traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. The committee evaluates each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.
      Our nominating and corporate governance committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.
      As stated above, the nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Secretary, Freeport-McMoRan Copper & Gold Inc., 1615 Poydras Street, New Orleans, Louisiana 70112. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.
      In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 5, 2007. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2007 annual meeting or 10 days following the public announcement of the date of the 2007 annual meeting. Any stockholder submitting a nomination under our by-law procedures must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Secretary, Freeport-McMoRan Copper & Gold Inc., 1615 Poydras Street, New Orleans, Louisiana 70112.
Communications with the Board
      Individuals may communicate directly with our board (or any individual director) by writing to the director or the chairman of the board at Freeport-McMoRan Copper & Gold Inc., 1615 Poydras Street, New Orleans, Louisiana 70112. The company or the chairman will forward the stockholder’s communication to the appropriate director.

Director Compensation
Cash Compensation
      This table reflects the cash compensation information for each of our non-employee directors. Mr. Moffett’s compensation is reflected in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

		Committee	Meeting Attendance
Name of Director	Annual Fees	Chairperson Fees(1)	Fees(2)	Matching Gifts(3)

Robert J. Allison, Jr.(4)	$40,000	$5,000	$19,500	$40,000
Robert A. Day	40,000	15,000	13,500	—
Gerald J. Ford(4)	40,000	—	13,500	—
H. Devon Graham, Jr.	40,000	10,000	18,000	2,000
J. Bennett Johnston(4)(5)	40,000	—	12,000	—
Bobby Lee Lackey	40,000	—	16,500	8,600
Gabrielle K. McDonald(5)	40,000	—	10,500	11,000
B. M. Rankin, Jr.(5)	40,000	—	12,000	34,000
J. Stapleton Roy(4)(5)	40,000	—	10,500	22,000
J. Taylor Wharton	40,000	10,000	16,500	1,000

(1)	Committee chairs receive an additional annual fee as follows: audit committee, $15,000; corporate personnel committee and public policy committee, $10,000; nominating and corporate governance committee, $5,000.

(2)	Each non-employee director receives a fee of $1,500 for attending each board and committee meeting (for which he or she is a member) and is reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings.

(3)	The Freeport-McMoRan Foundation (the Foundation) administers a matching gifts program that is available to our directors, officers, employees, full-time consultants and retirees. Under the program, the Foundation will match a participant’s gifts to eligible institutions, including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The Foundation provides the gifts directly to the institution. The Foundation double matches gifts by a director not in excess of $1,000. The annual amount of our matching gifts for any director may not exceed $40,000.

(4)	Our 2004 Director Compensation Plan provides that participants may elect to exchange all or a portion of their annual fee for an equivalent number of shares of our common stock on the payment date, based on the fair market value of our common stock on such date. The plan further provides that participants may elect to defer all or a portion of their annual fee and meeting fees, and that such deferred amounts will accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JP Morgan Chase (compounded quarterly), and shall be paid out at such time or times as directed by the participant. Each of Messrs. Allison, Ford and Johnston elected to receive an equivalent number of shares of our common stock in lieu of 100% of his annual fee, and Mr. Roy elected to receive an equivalent number of shares of our common stock in lieu of 50% of his annual fee. In addition, Mr. Johnston deferred receipt of 100% of his meeting fees and Mr. Roy deferred 50% of his annual fee and 100% of his meeting fees to be paid out in installments after separation from service.

(5)	For information regarding consulting arrangements please refer to the section titled “Certain Transactions.”
Equity-Based Compensation
      Non-employee directors also receive equity-based compensation under the 2004 Director Compensation Plan. Pursuant to the plan, on June 1st of each year, each non-employee director receives a grant of options to acquire 10,000 shares of our common stock and 2,000 restricted stock units. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. The restricted stock units also vest ratably over the first four anniversaries of the grant date. Accordingly, on June 1, 2005, each non-employee director was granted an option to purchase 10,000 shares of our Class B common stock at a grant price of $35.715 and 2,000 restricted stock units. In accordance with the plan, each of Messrs. Allison, Graham, Johnston, Wharton and Roy elected to defer 100% of his annual grant of restricted stock units to be paid out in installments after separation from service.
Retirement Plan for Non-Employee Directors
      We have a retirement plan for the benefit of our non-employee directors who reach age 65. Under the retirement plan, an eligible director will be entitled to an annual benefit equal to a percentage of the standard portion of our annual directors’ fee at the time of his or her retirement. The percentage, which is at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-employee director for us or our predecessors. The benefit is payable from the date of retirement until the retiree’s death. Each eligible director who was also a director of Freeport-McMoRan Inc., our former parent, and who did not retire from that board of directors, will receive upon retirement from our board an additional annual benefit of $20,000, which is also payable from the date of retirement until the retiree’s death.
Election of Directors
       Our board of directors has fixed the number of directors at eleven. We amended our certificate of incorporation in May 2003 to phase out the classified structure of the board under which one of three classes of directors was elected each year to serve three-year staggered terms, and provide instead for the annual election of directors, which commenced with the class of directors standing for election at the 2004 annual meeting of stockholders. Accordingly, the terms of all of our directors expire at the 2006 annual meeting of stockholders. Our board has nominated each of Messrs. Allison, Day, Ford, Graham, Johnston, Lackey, Moffett, Rankin, Roy and Wharton and Ms. McDonald to serve a one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of each such director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.
      On January 31, 2006, our board of directors amended our by-laws to change the vote standard for the election of directors from a plurality to a majority of the votes cast in uncontested elections. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard shall remain a plurality vote.
      In an uncontested election, any nominee for director who has a majority of votes cast “withheld” from his or her election will be required to promptly tender his or her resignation to the board. The nominating and corporate governance committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation. The board will act on the committee’s recommendation and publicly disclose its decision within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation will not participate in the committee’s recommendation or the board action regarding whether to accept or reject the tendered resignation.
      In addition, if each member of the nominating and corporate governance committee fails to be elected at the same election, the independent directors who were elected will appoint a committee to consider the tendered resignations and recommend to the board whether to accept or reject them. Any vacancies in the board may be filled by a majority of the directors then in office. Each director elected in this manner will hold office until his or her successor is elected and duly qualified.

Information About Director Nominees
       The table below provides certain information as of March 7, 2006, with respect to each director nominee. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

			Year First
Name of Nominee		Principal Occupations, Other Public Directorships	Elected a
or Director	Age	and Positions with the Company	Director

Robert J. Allison, Jr.	67	Director and Chairman Emeritus of Anadarko Petroleum Corporation. Chairman of the Board of Anadarko Petroleum Corporation from 1986 to 2005. President and Chief Executive Officer of Anadarko Petroleum Corporation from 1979 to 2002 and March 2003 to December 2003.	2001
Robert A. Day	62	Chairman of the Board and Chief Executive Officer of Trust Company of the West, an investment management company. Chairman, President and Chief Executive Officer of W. M. Keck Foundation, a national philanthropic organization. Director of Syntroleum Corporation, Société Générale and McMoRan Exploration Co. (McMoRan).	1995

Gerald J. Ford	61	Chairman of the Board of First Acceptance Corporation (formerly Liberté Investors Inc.). Former Chairman of the Board and Chief Executive Officer of California Federal Bank, A Federal Savings Bank, which merged with Citigroup Inc. in 2002. Director of McMoRan.	2000

H. Devon Graham, Jr.	71	President of R.E. Smith Interests, an asset management company. Director of McMoRan.	2000

J. Bennett Johnston	73	Chairman of Johnston & Associates, LLC, a business consulting firm. Chairman of Johnston Development Co. LLC, a project development firm. United States Senator from 1972 until 1997.	1997

Bobby Lee Lackey	68	Consultant. President and Chief Executive Officer of McManus-Wyatt-Hidalgo Produce Marketing Co., shipper of fruits and vegetables, until 2000.	1995

Gabrielle K. McDonald	63	Judge, Iran-United States Claims Tribunal, The Hague, The Netherlands since November 2001. Special Counsel on Human Rights to the Company since 1999. Judge, International Criminal Tribunal for the Former Yugoslavia from 1993 until 1999. Advisory Director of McMoRan since 2004.	1995

James R. Moffett	67	Chairman of the Board of the Company, and President Commissioner of PT Freeport Indonesia. Chief Executive Officer of the Company until 2003. Also serves as Co-Chairman of the Board of McMoRan.	1992

B. M. Rankin, Jr.	76	Private investor. Vice Chairman of the Board of the Company since 2001. Vice Chairman of the Board of McMoRan since 2001.	1995

			Year First
Name of Nominee		Principal Occupations, Other Public Directorships	Elected a
or Director	Age	and Positions with the Company	Director

J. Stapleton Roy	70	Managing Director of Kissinger Associates, Inc., international consultants and consultants to the Company, since January 2001. Assistant Secretary of State for Intelligence and Research from November 1999 until December 2000. United States Ambassador to Indonesia from 1996 until 1999. Director of ConocoPhillips.	2001

J. Taylor Wharton	67	Special Assistant to the President for Patient Affairs; Professor, Gynecologic Oncology, The University of Texas M. D. Anderson Cancer Center. Director of McMoRan.	1995
Stock Ownership of Directors and Executive Officers
      The company believes that it important for its directors and executive officers to align their interests with the long-term interests of stockholders. Although we have encouraged stock accumulation through the grant of equity incentives to our directors and executive officers, until this year we did not mandate that our directors and executive officers maintain a specified level of stock ownership in our company. In January 2006, after consultation with our independent compensation consultant, our board adopted stock ownership guidelines for the company’s directors and executive officers, which will be phased in over a period of four years.
      Except as otherwise indicated below, this table shows the amount of our common stock each of our directors and named executive officers owned on March 7, 2006. Unless otherwise indicated, (a) the persons shown below do not beneficially own any of our preferred stock, and (b) all shares shown are held with sole voting and investment power and include, if applicable, shares held in our Employee Capital Accumulation Program (ECAP).

		Number of Shares
	Number of Shares	Subject to	Total Number
Name of	Not Subject	Exercisable	of Shares	Percent
Beneficial Owner	to Options	Options(1)	Beneficially Owned(2)	of Class

Richard C. Adkerson(3)	501,100	250,000	751,100	*
Robert J. Allison, Jr.	16,933	25,000	41,933	*
Michael J. Arnold	27,672	0	27,672	*
Robert A. Day	116,454	75,000	191,454	*
Gerald J. Ford	12,220	35,000	47,220	*
H. Devon Graham, Jr.	2,500	7,500	10,000	*
Mark J. Johnson	998	36,250	37,248	*
J. Bennett Johnston	57,420	10,000	67,420	*
Bobby Lee Lackey	921	0	921	*
Adrianto Machribie	0	0	0	*
Gabrielle K. McDonald	0	0	0	*
James R. Moffett(4)	1,181,958	375,000	1,556,958	*
B. M. Rankin, Jr.(5)	458,992	0	458,992	*
J. Stapleton Roy	7,359	0	7,359	*
J. Taylor Wharton(6)	43,734	7,500	51,234	*
Directors and executive officers as a group (16 persons)	2,448,027	911,238	3,359,265	1.8%

*	Ownership is less than 1%

(1)	Our common stock that could be acquired as of May 6, 2006, upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Total number of shares beneficially owned does not include restricted stock units for the following:

Name of	Number of Restricted
Beneficial Owner	Stock Units

Richard C. Adkerson	412,804
Robert J. Allison, Jr.	4,000
Michael J. Arnold	15,053
Robert A. Day	3,500
Gerald J. Ford	3,500
H. Devon Graham, Jr.	3,500
Mark J. Johnson	10,274
J. Bennett Johnston	4,000
Bobby Lee Lackey	3,500
Gabrielle K. McDonald	3,500
B. M. Rankin, Jr.	3,500
J. Stapleton Roy	4,000
J. Taylor Wharton	3,500

(3)	Includes (a) 8,777 shares of our common stock held in his individual retirement account (IRA) and (b) 10,000 shares of our common stock held in a foundation with respect to which Mr. Adkerson, as a member of the board of trustees, shares voting and investment power, but as to which he disclaims beneficial ownership. Mr. Adkerson entered into two forward sale contracts with a securities broker pursuant to which he agreed to sell 250,000 shares of common stock on August 4, 2010, and 119,265 shares of common stock on May 6, 2011, with the sale price to be determined and paid on the respective maturity date. Under both contracts, Mr. Adkerson may elect to settle the contract in cash and retain ownership of the shares. Mr. Adkerson has pledged a total of 369,265 shares to secure his obligations under these contracts but continues to hold beneficial ownership, voting power and the right to receive quarterly dividend payments of $0.25 per share with respect to the 369,265 shares.

(4)	Includes (a) 1,137,819 shares of our common stock held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power, (b) 7,552 shares of our common stock held by his spouse, as to which he disclaims beneficial ownership, and (c) 13,850 shares of our common stock held by a foundation with respect to which Mr. Moffett, as president and a director, shares voting and investment power, but as to which he disclaims beneficial ownership. The limited liability company through which Mr. Moffett owns his shares entered into three forward sale contracts with a securities broker pursuant to which the limited liability company agreed to sell 300,000 shares of common stock on October 26, 2009, 150,000 shares of common stock on August 11, 2010, and 300,000 shares on February 15, 2011, with the sale price to be determined and paid on the respective maturity date. Under all three contracts, the limited liability company may elect to settle the contract in cash and retain ownership of the shares. The limited liability company has pledged a total of 750,000 shares to secure its obligations under these contracts but continues to hold beneficial ownership, voting power and the right to receive quarterly dividend payments of $0.25 per share with respect to the 750,000 shares.

(5)	All shares shown are held by a limited partnership in which Mr. Rankin is the sole shareholder of the sole general partner.

(6)	Includes (a) 26,937 shares of our common stock held by Mr. Wharton’s spouse, (b) 160 shares of our common stock held in an IRA for Mr. Wharton’s spouse, (c) 420 shares of our common stock held in his IRA, and (d) 5,089 shares of our common stock held by Mr. Wharton as custodian for his daughter.

Stock Ownership of Certain Beneficial Owners
      This table shows the owners of more than 5% of our outstanding common stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 2005, and all shares beneficially owned are held with sole voting and investment power.

			Percent of
Name and Address	Number of Shares		Outstanding
of Beneficial Owner	Beneficially Owned		Shares(1)

Capital Research and Management Company	20,609,390	(2)	10.8%
333 South Hope Street Los Angeles, CA 90071
Merrill Lynch & Co., Inc.	10,173,071	(3)	5.4%
(on behalf of Merrill Lynch Investment Managers) World Financial Center, North Tower 250 Vesey Street New York, NY 10381

(1)	Based on 186,805,909 shares of our common stock outstanding as of December 31, 2005.

(2)	Based on an amended Schedule 13G filed with the SEC on February 10, 2006, Capital Research and Management Company has sole voting power with respect to 3,999,500 of these shares and disclaims beneficial ownership with respect to all shares shown. One of the funds advised by Capital Research and Management Company, the Growth Fund of America, Inc., has sole voting power over 9,596,000 of these shares. The total number of shares reported includes 3,308,890 shares of our common stock issuable upon conversion of 176,000 shares of our 5 1/2% convertible perpetual preferred stock.

(3)	Based on a Schedule 13G filed with the SEC on February 7, 2006, Merrill Lynch & Co., Inc. shares voting and investment power and disclaims beneficial ownership with respect to all shares shown. Merrill Lynch & Co., Inc. is a parent holding company. Merrill Lynch Investment Managers is an operating division of Merrill Lynch & Co., Inc.’s indirectly owned asset management subsidiaries.

Executive Officer Compensation
      This table shows the compensation paid to our chief executive officer, and each of our four most highly compensated executive officers (with respect to salary and bonus only) other than the chief executive officer (the named executive officers). During 2005, Messrs. Moffett and Adkerson also provided services to and received compensation from McMoRan.
Summary Compensation Table

						Long-Term Compensation Awards

	Annual Compensation					Awards		Payout

					Other		Securities
					Annual	Restricted	Underlying		All Other
Name and					Compensa-	Stock	Options/	LTIP	Compensa-
Principal Position	Year	Salary	Bonus		tion(1)	Awards(2)	SARs	Payouts	tion(3)

James R. Moffett	2005	$2,500,000	$19,406,000		$718,130	—	1,500,000	$2,637,500	$730,622
Chairman of the Board	2004	2,500,000	4,267,000		474,920	—	—	1,352,500	914,763
	2003	2,500,000	8,580,000		612,413	—	—	865,800	622,413
Richard C. Adkerson	2005	1,250,000	—	(2)	360,554	$18,047,982	1,000,000	2,110,000	369,137
President and Chief	2004	1,250,000	—	(2)	238,257	3,968,243	—	1,082,000	425,276
Executive Officer	2003	1,250,000	—	(2)	171,543	6,435,015	—	649,350	276,418
Adrianto Machribie	2005	425,000	2,134,000		477,719	—	255,000	738,500	—
President Director	2004	400,000	470,000		420,177	—	85,000	351,650	—
PT Freeport Indonesia	2003	400,000	786,500		420,025	—	85,000	216,450	—
Michael J. Arnold	2005	400,000	1,310,250	(2)	644,740	655,122	225,000	580,250	58,784
Chief Administrative Officer	2004	375,000	288,000	(2)	614,525	143,974	75,000	270,500	69,910
	2003	375,000	482,625		490,219	241,325	75,000	192,400	69,560
Mark J. Johnson	2005	400,000	1,310,250	(2)	153,920	655,122	225,000	105,500	47,590
Senior Vice President and	2004	375,000	384,000		13,470	—	75,000	—	45,184
Chief Operating Officer	2003	184,167	300,000		8,104	—	25,000	—	25,509

(1)	For Messrs. Moffett and Adkerson includes (a) our payment of taxes in connection with certain benefits we provided, (b) matching gifts under the matching gifts program, (c) personal financial and tax advice, (d) personal use of fractionally owned company aircraft, which the company requires for business availability and security reasons, (e) personal use of company facilities and personnel, (f) club memberships and (g) personal use of company cars and security.

			Matching	Financial and		Facilities and	Club	Security
Name	Year	Taxes Paid	Gifts	Tax Advice	Aircraft Usage	Personnel	Memberships	and Cars

Mr. Moffett	2005	$96,754	$40,000	$20,000	$309,028	$167,247	$17,170	$67,931
	2004	112,522	40,000	20,000	181,807	50,977	24,353	45,261
	2003	129,508	40,000	20,000	295,138	76,386	18,820	32,561
Mr. Adkerson	2005	27,405	40,000	8,400	184,936	50,375	2,745	46,693
	2004	39,731	40,000	27,020	91,196	—	987	39,323
	2003	26,737	40,000	4,900	75,604	—	2,872	21,430

For Mr. Machribie includes (a) our payment of taxes in connection with certain benefits we provided, (b) annual payment required under Indonesian law, (c) annual retirement benefit (see “— Retirement Benefit Programs”), (d) personal use of company owned residence and cars, including drivers, and (e) medical expenses.

			Annual Payment	Annual	Residence
			Required under	Retirement	and Car	Medical
Name	Year	Taxes Paid	Indonesian Law	Benefit	Usage	Expenses

Mr. Machribie	2005	$107,353	$35,417	$42,218	$275,868	$16,863
	2004	102,587	33,333	42,218	235,607	6,432
	2003	108,312	33,333	42,218	233,922	2,240

For Messrs. Arnold and Johnson includes (a) our payment of taxes in connection with certain benefits we provided, (b) matching gifts under the matching gifts program, (c) annual leave reimbursements under our compensation program for expatriate employees living overseas, (d) relocation expenses, (e) personal use of company leased residence in Indonesia, (f) an overseas premium, which is an additional cash payment made to our expatriate employees for living overseas, (g) an education allowance for tuition and related costs for eligible dependent children, (h) a completion payment, which is an annual incentive based payment received by expatriates upon completion of a specified amount of service and (i) other perquisites. Mr. Johnson became an expatriate employee living overseas in 2005.

			Matching	Annual	Relocation	Residence	Overseas	Education	Completion	Other
Name	Year	Taxes Paid	Gifts	Leave	Expenses	Usage	Premium	Allowance	Payment	Perquisites

Mr. Arnold	2005	$249,027	$4,350	$34,217	$67,546	$71,058	$50,000	$30,000	$120,000	$18,542
	2004	316,903	5,750	26,516	74,081	—	42,500	28,700	112,500	7,575
	2003	163,302	4,450	76,568	63,402	—	35,000	18,760	112,500	16,237
Mr. Johnson	2005	100,110	4,250	6,263	10,500	—	29,167	—	—	3,630
	2004	11,370	2,100	—	—	—	—	—	—	—
	2003	6,554	1,550	—	—	—	—	—	—	—

(2)	Our restricted stock units program provides our executives with the opportunity to elect to receive a grant of restricted stock units (RSU) in lieu of all or part of their cash bonus for a given year. The RSUs will ratably convert into shares of our common stock over a three-year period on each grant date anniversary. The RSUs are awarded at a premium in order to compensate for risk. Dividend equivalents are accrued on the RSUs on the same basis as dividends are paid on our common stock and include market rate interest. The dividend equivalents are only paid upon vesting of the shares of our common stock. Each of Messrs. Adkerson, Arnold and Johnson elected to participate in the program with respect to their 2005 cash bonus awards payable under the annual incentive plan, which were paid in January 2006, as follows:

		Percentage of
		Cash Bonus	Grant Date
Name	RSUs	taken in RSUs	Market Value

Mr. Adkerson	283,039	100%	$18,047,982
Mr. Arnold	10,274	25%	655,122
Mr. Johnson	10,274	25%	655,122

As of December 30, 2005, based on the $53.80 market value per share of our common stock as of such date, (a) Mr. Adkerson held 232,921 restricted stock units, the aggregate value of which was $12,531,150 and (b) Mr. Arnold held 11,902 restricted stock units, the aggregate value of which was $640,328.

(3)	Except for Mr. Machribie, includes (a) our contributions to defined contribution plans, (b) our premium payments for universal life and personal excess liability insurance policies, and (c) director fees as follows:

		Plan	Insurance	Director
Name	Year	Contributions	Premiums	Fees

Mr. Moffett	2005	$639,875	$83,247	$7,500
	2004	832,340	71,923	10,500
	2003	537,990	71,923	12,500
Mr. Adkerson	2005	353,525	15,612	—
	2004	414,018	11,258	—
	2003	265,160	11,258	—
Mr. Arnold	2005	55,671	3,113	—
	2004	67,931	1,979	—
	2003	67,660	1,900	—
Mr. Johnson	2005	44,969	2,621	—
	2004	44,409	775	—
	2003	24,734	775	—

      This table shows all stock options that we granted to named executive officers in 2005. For information regarding our stock option grant policy, see the “Corporate Personnel Committee Report on Executive Compensation.”
Option Grants in 2005

	Number of	Percent of
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise or		Grant Date
Name	Granted(1)	2005	Base Price	Expiration Date	Present Value(2)

James R. Moffett	1,500,000	34.2%	$37.04	February 1, 2015	$20,985,000
Richard C. Adkerson	1,000,000	22.8%	37.04	February 1, 2015	13,990,000
Adrianto Machribie	255,000	5.8%	37.04	February 1, 2015	3,567,450
Michael J. Arnold	225,000	5.1%	37.04	February 1, 2015	3,147,750
Mark J. Johnson	225,000	5.1%	37.04	February 1, 2015	3,147,750

(1)	25% of the stock options become exercisable on each of the first four anniversaries of the grant date. All of the stock options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the company’s total voting power or (b) under certain circumstances, the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof.

(2)	The Black-Scholes option pricing model was used to determine the grant date present value of the stock options that we granted to the listed officers. The grant date present value was calculated to be $13.99 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option as set forth under the column labeled “Exercise or Base Price”; (b) a fair market value of $37.04 for one share of our common stock on the grant date; (c) an annual dividend of $1.00 per share, the regular dividend rate at the time of the grant; (d) a term of 6 years based on an analysis of the average historical term for such stock options; (e) a stock volatility of 46%, based on an analysis of weekly closing prices of our common stock over the 6-year period prior to the grant date; and (f) an assumed risk-free interest rate of 3.9%, this rate being equivalent to the yield on the grant date on a zero-coupon U.S. Treasury note with a maturity date comparable to the expected term of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

      This table shows the option exercises in 2005 and all outstanding stock options held by each of the named executive officers as of December 31, 2005. All of these options relate to our common stock.
Aggregated Option Exercises in 2005 and Options at December 31, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired on	Value	December 31, 2005		December 31, 2005
Name	Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

James R. Moffett	1,329,654	$21,552,333	0	/1,899,654	$0	/$41,519,906
Richard C. Adkerson	1,099,480	28,221,809	0	/1,199,827	0	/ 25,031,203
Adrianto Machribie	82,464	1,756,516	0	/ 382,465	0	/ 7,812,891
Michael J. Arnold	72,469	1,509,618	0	/ 337,469	0	/ 6,893,723
Mark J. Johnson	37,490	578,208	0	/ 299,990	0	/ 5,511,671

      This table shows all long-term incentive plan awards that we made in 2005 to each of the named executive officers.
Long-Term Incentive Plans — Awards in 2005

			Estimated
		Performance	Future
		or Other	Payouts Under
	Number of	Period Until	Non-Stock
	Shares, Units or	Maturation or	Price-Based
Name	Other Rights(1)	Payout	Plans(2)

James R. Moffett	250,000	12/31/08	$2,637,500
Richard C. Adkerson	200,000	12/31/08	2,110,000
Adrianto Machribie	70,000	12/31/08	738,500
Michael J. Arnold	60,000	12/31/08	633,000
Mark J. Johnson	60,000	12/31/08	633,000

(1)	Represents the number of performance units covered by performance awards we granted in 2005 under our Long-Term Performance Incentive Plan (LTIP). As of December 31 of each year, each named officer’s performance award account will be credited with an amount equal to the “annual earnings per share” or “net loss per share” (as defined in the LTIP) for that year multiplied by the number of performance units then credited to such performance award account. Annual earnings per share or net loss per share includes the net income or net loss of each of our majority-owned subsidiaries that are attributable to equity interests that we do not own. The corporate personnel committee may, however, in the exercise of its discretion, prior to crediting the named executive officers’ performance award accounts with respect to a particular year, reduce or eliminate the amount of the annual earnings per share that otherwise would be credited to any performance award account for the year. The balance in the performance award account is generally paid as soon as practicable after December 31 of the year in which the third anniversary of the award occurs.

(2)	These amounts were calculated using the average of the 2002 through 2005 annual earnings per share (as defined in the LTIP) applied over a four-year period. Future payments attributable to these awards will be determined based on actual earnings over the four-year period, which can be expected to differ from the average of the 2002 through 2005 annual earnings per share.

Employment Agreements and Change of Control Agreements
      Overview — Messrs. Moffett and Adkerson. In April 2001, we entered into employment agreements and change of control agreements with Messrs. Moffett and Adkerson. The corporate personnel committee, advised by an independent compensation consultant retained by the committee, established the terms of these agreements, which were then approved by our board. In December 2003, we amended certain terms of the employment agreements and change of control agreements with Messrs. Moffett and Adkerson. The amendments were approved by the corporate personnel committee, which was advised by an independent compensation consultant and independent legal counsel, and were then recommended to and approved by our board.
      Employment Agreements — Messrs. Moffett and Adkerson. The employment agreement with Mr. Moffett, as amended, provides for a base salary of $2,500,000 per year and eligibility for a bonus under our annual incentive plan. Mr. Moffett continues to be eligible for all other benefits and compensation, including stock options and long-term performance units, generally provided to our most senior executives. The agreement will continue through December 31, 2008, with automatic one-year extensions unless a change of control occurs or our corporate personnel committee notifies Mr. Moffett of its intent not to extend the agreement.
      The employment agreement with Mr. Adkerson, as amended, provides for a base salary of $1,250,000 per year and eligibility for a bonus under our annual incentive plan. Mr. Adkerson also continues to be eligible for all other benefits and compensation, including stock options and long-term performance units, generally provided to our most senior executives. The agreement will continue through December 31, 2008, with automatic one-year extensions unless a change of control occurs or our corporate personnel committee notifies Mr. Adkerson of its intent not to extend the agreement.
      The employment agreements also provide that if we terminate the executive’s employment without cause (as defined in the agreement) or the executive terminates employment for good reason (as defined in the agreement), we will make certain payments and provide certain benefits to the executive, including:

•	payment of a pro rata bonus for the year in which the termination of employment occurs,

•	a cash payment equal to three times the sum of (a) the executive’s base salary plus (b) the highest bonus paid to the executive for any of the preceding three years,

•	continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier, and

•	acceleration of the vesting and payout of all stock options, restricted stock units and long-term performance incentive plan units.
      If the executive’s employment terminates as a result of death, disability or retirement, benefits to the executive or his estate include the payment of a pro rata bonus for the year of termination, a cash payment ($1.8 million for Mr. Moffett and $900,000 for Mr. Adkerson) and, in the case of retirement, the continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier.
      As a condition to receipt of these severance benefits, the executive must retain in confidence all confidential information known to him concerning our business and us so long as the information is not otherwise publicly disclosed. Further, Messrs. Moffett and Adkerson have each agreed not to compete with us for a period of two years after termination of employment.
      Change of Control Agreements — Messrs. Moffett and Adkerson. The change of control agreements for Messrs. Moffett and Adkerson, as amended, will replace the employment agreements if a change of control of our company (as defined in the change of control agreements) occurs. If the change of control occurs prior to December 31, 2008, the agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed until the later of the third anniversary of the change of control or December 31, 2008.
      If the executive is terminated without cause or if the executive terminates for “good reason” during the covered period after a change of control, the executive is generally entitled to receive the same payments and benefits that he would receive in the event of a similar termination under the employment agreements, described above. The term “good reason” includes the failure of the acquiror to provide the executive with substantially the same position, authority, duties and responsibilities in the ultimate parent company of the entity resulting from the transaction.
      If employment terminates as a result of death, disability or retirement following a change of control, the executive will receive the same benefits described above under “Employment Agreements” in the event of death, disability or retirement, except for the cash payment.
      In addition, the change of control agreements provide that the executives are entitled to receive a payment in an amount sufficient to make the executives whole for any excise tax on amounts payable under the agreements that are considered to be excess parachute payments under Section 4999 of the Internal Revenue Code.
      The confidentiality and non-competition provisions of the executives’ employment agreements continue to apply after a change of control.
      Change of Control Agreements — Messrs. Arnold and Johnson. In February 2004, we entered into change of control agreements with Messrs. Arnold and Johnson. These agreements were approved by our corporate personnel committee, which was advised by an independent compensation consultant and independent legal counsel, and were then recommended to and approved by our board. If a change of control (as defined in the change of control agreements) occurs prior to December 31, 2008, the agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed until the later of the third anniversary of the change of control or December 31, 2008.
      If the executive is terminated without cause or if the executive terminates for “good reason” during the covered period after a change of control, the executive is generally entitled to receive the following:

•	payment of a pro rata bonus for the year in which the termination of employment occurs,

•	a cash payment equal to three times the sum of (a) the executive’s base salary plus (b) the highest bonus paid to the executive for any of the preceding three years,

•	continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier, and

•	acceleration of the vesting and payout of all stock options, restricted stock units and long-term performance incentive plan units.
      The term “good reason” includes the failure of the acquiror to provide the executive with substantially the same position, authority, duties and responsibilities in the ultimate parent company of the entity resulting from the transaction. In addition, the change of control agreements provide that the executives are entitled to receive a payment in an amount sufficient to make the executives whole for any excise tax on amounts payable under the agreements that are considered to be excess parachute payments under Section 4999 of the Internal Revenue Code.
      Executive Change of Control Severance Plan — Mr. Machribie. Certain executives, including Mr. Machribie, are subject to our executive change of control severance plan. Under the plan, if a change of control (as defined in the plan) occurs, and an executive is terminated without cause or if he terminates for “good reason” during the covered period after a change of control, he is generally entitled to receive the following:

•	payment of a pro rata bonus for the year in which the termination of employment occurs,

•	a cash payment equal to the sum of (a) the executive’s base salary plus (b) the highest bonus paid to the executive for any of the preceding three years,

•	continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier, and

•	acceleration of the vesting and payout of all stock options, restricted stock units and long-term performance incentive plan units.
The term “good reason” includes the failure of the acquiror to provide the executive with substantially the same position, authority, duties and responsibilities in the ultimate parent company of the entity resulting from the transaction. In addition, the plan provides that the executives are entitled to receive a payment in an amount sufficient to make the executives whole for any excise tax on amounts payable under the agreements that are considered to be excess parachute payments under Section 4999 of the Internal Revenue Code.
Retirement Benefit Programs
      Non-Qualified Defined Contribution Plan. Our non-qualified defined contribution plan allows participants who earn over the qualified plan limits to contribute to such plan and to receive company contributions. The company contributes a percentage of eligible compensation (base salary plus 50% of bonus) in excess of qualified plan limits for Messrs. Moffett, Adkerson, Arnold and Johnson. Participants also may elect to contribute up to 20% of their base salary. The company makes a matching contribution equal to 100%, of the employee’s contribution, but not to exceed 5% of the participant’s compensation above the qualified plan limit. As of December 31, 2005, the unfunded balances under our non-qualified defined contribution plan for each named executive officer (other than Mr. Machribie, who does not participate in this plan), were as follows: $10.5 million for Mr. Moffett, $3.9 million for Mr. Adkerson, $0.8 million for Mr. Arnold, and approximately $67,000 for Mr. Johnson.
      Supplemental Executive Retirement Plan — Messrs. Moffett and Adkerson. In February 2004, we established a Supplemental Executive Retirement Plan (SERP) for Messrs. Moffett and Adkerson. The corporate personnel committee, advised by an independent compensation consultant, approved the SERP, which was then recommended to and approved by our board. The SERP provides for benefits payable in the form of a 100% joint and survivor annuity or an equivalent lump sum. The annuity will equal a percentage of the executive’s highest base pay for any three of the five years immediately preceding the executive’s retirement, plus his average bonus for those years, provided that the average bonus cannot exceed 200% of average base pay. The percentage used in this calculation is equal to 2% for each year of credited service up to 25 years, or a maximum of 50%.
      The SERP benefit will be reduced by the value of all benefits received under the cash-balance program (as discussed below) and all other retirement plans (qualified and non-qualified), sponsored by the company, FM Services Company, one of our wholly owned subsidiaries (the Services Company), or by any predecessor employer (including Freeport-McMoRan Inc.). In addition, the SERP benefit will be reduced by 3% per year if retirement precedes age 65. Messrs. Moffett and Adkerson are both 100% vested under the SERP. Using their current compensation and assuming both continue in their current positions and retire on December 31, 2008, the termination date of their current employment agreements, the estimated annual benefits that would be paid in accordance with the SERP would be $1.5 million annually, or an equivalent lump sum of $17.0 million, for Mr. Moffett, and $0.7 million annually, or an equivalent lump sum of $9.4 million, for Mr. Adkerson.

      Discontinued Cash-Balance Program. Until June 30, 2000, both our company and the Services Company had a traditional defined-benefit program paying benefits determined primarily by the individual’s final average earnings and years of service. In 1996, this plan was converted to a cash-balance program. The cash-balance program consisted of two plans: a funded qualified plan and an unfunded non-qualified plan. The present value of the benefit earned by each participant under the non-qualified plan was transferred, effective June 30, 2000, to our unfunded non-qualified defined contribution plan. We formally terminated the qualified cash-balance plan effective June 30, 2000. Distribution of plan assets has awaited Internal Revenue Service (IRS) approval of the termination. Approval has been delayed while the IRS develops a national policy regarding plans that have converted to the account balance type of design. We will contribute to the plan any amount needed to complete the funding of benefits. When distribution occurs, a participant will be able to elect to receive his or her benefit under the plan in the form of either an annuity contract issued by an insurance company, or in a single lump sum that can be transferred into another qualified plan (such as our ECAP) or an IRA, or received in cash subject to applicable tax withholdings. If paid in a single lump sum as of December 31, 2005, the amount paid to each of the named executive officers (other than Mr. Machribie) would have been as follows: $136,704 for Mr. Moffett, $107,317 for Mr. Adkerson, $156,994 for Mr. Arnold, and $143,677 for Mr. Johnson.
      PT Freeport Indonesia’s Retirement Plan — Mr. Machribie. Under PT Freeport Indonesia’s retirement plan for Indonesian employees, each participant, including Mr. Machribie, is entitled to benefits based upon the participant’s years of service and monthly base salary at the time of retirement. All benefits under the retirement plan are payable in rupiah, Indonesia’s currency. Under Indonesian law and the retirement plan, Mr. Machribie was deemed retired upon reaching the age of 60 on July 1, 2001. Mr. Machribie’s annual retirement benefit is an accrued lump sum benefit of U.S. $67,500, which he received in 2001 (paid in rupiah), and an annual annuity payment of U.S. $42,218 for life, which commenced in 2002 (payable in rupiah, translated at an exchange rate of approximately 9,838 rupiah per U.S. $1.00).
      Because Mr. Machribie is no longer eligible to participate in PT Freeport Indonesia’s retirement plan but he continues to work for us, PT Freeport Indonesia has agreed to pay Mr. Machribie a one-time, lump sum cash payment upon conclusion of his employment with us. This payment will be determined by PT Freeport Indonesia in its sole discretion but in no event will be less than U.S. $50,000 for each full year of service rendered by Mr. Machribie beginning from July 1, 2001.
Corporate Personnel Committee Report on Executive Compensation
Overview of Compensation Philosophy
      The corporate personnel committee, which is composed of four independent directors, determines the compensation of our executive officers and administers our annual incentive, long-term incentive, and stock option plans. The committee met four times during 2005.
      The committee’s executive compensation philosophy is to:

•	emphasize performance-based compensation that balances rewards for both short- and long-term results and provide high reward opportunities for high performing individuals,

•	tie compensation to the interests of stockholders, and

•	provide a competitive level of total compensation that will attract and retain talented executives.
A primary goal of the committee is to position us to attract and retain the highest level of executive talent. To accomplish this goal, the committee has traditionally targeted our total executive compensation levels in the top quartile of comparable companies, including companies in other industries whose operational, corporate financing, and other activities are considered comparable to those activities in which we have engaged in recent years.

      The committee has engaged the services of Mercer Human Resource Consulting, an independent compensation consultant, to advise the committee on matters related to executive compensation. The committee initially engaged Mercer in 2000 after interviewing several firms. For the first few years of the engagement, Mercer has also advised the company’s management with respect to compensation matters. The committee subsequently determined, however, that it would be in the company’s best interest for the committee and the company’s management to engage separate compensation advisors. As a result, beginning in 2004, the company retained a separate compensation advisor to assist the company’s management with compensation matters other than executive compensation, and the committee has continued to engage Mercer.
      During 2004, at the committee’s request, Mercer conducted an extensive review of our executive compensation practices, comparing our company’s programs with those of a peer group consisting of 15 publicly traded natural resource companies similar in size to our company. Mercer reported that the total compensation (which includes base salary, bonus, and long-term incentives) of our executive officers is either at the 75th percentile (the company’s target competitive position), or between the median and 75th percentile, except for our executive chairman, whose total compensation is at the top of the range.
      Following Mercer’s review of our executive compensation practices, we proposed a new annual incentive plan. Like the existing annual incentive plan, the new plan provides annual cash incentive bonuses for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on our company’s profitability and future growth. The primary differences between the new and existing plans are that (1) the new plan includes a safety performance factor that could increase or decrease, within limits, the funding pool for awards under the plan and (2) participation in the new plan is limited to officers of our company or a subsidiary. We submitted the new plan to our stockholders for approval in 2005 and the plan was approved with over 90% of the votes cast. Although we awarded the 2005 bonuses to our executives under our existing plan, our new plan which was approved by our stockholders last year is substantially the same as our existing plan.
      For 2005, we quantified and reviewed all components of the compensation received by our executive officers, including base salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, and the incremental cost to the company of all perquisites and other benefits. We also quantified and reviewed the projected payouts to our executive chairman and our chief executive officer under the company’s supplemental executive retirement plan and under the change-in-control arrangements. For the reasons discussed below, we believe the total compensation packages of our executive officers, including our executive chairman and our chief executive officer, are reasonable in light of the value each brings to our company.
Compensation Philosophy — Executive Chairman and Chief Executive Officer
      Since December 2003 when we separated the roles of the chairman and the chief executive officer, our company has been managed jointly by Mr. Moffett, serving as executive chairman of the board, and by Mr. Adkerson, serving as president and chief executive officer. Each brings extraordinary skills to our company, and we believe their respective compensation arrangements recognize those skills and their contributions to our company’s continued growth and development.
      Through his leadership and skill as a geologist, Mr. Moffett, who has been at the helm of our company since its formation, has guided our company’s growth through significant discoveries of metal reserves and the development of our mines, milling facilities and infrastructure. Mr. Moffett also has been and continues to be instrumental in fostering our company’s relationship with the government of Indonesia, where our mining operations are located. As executive chairman, Mr. Moffett continues to further our company’s business strategy by applying his exceptional talents and experience as a geologist, as well as his understanding of Indonesian culture, its political and business environment and the important issues pertaining to our work with the local people in Papua where our business operations are conducted. Accordingly, the committee believes that Mr. Moffett is a valuable asset to our organization and that his compensation package is appropriate.

      Mr. Adkerson, as chief executive officer, is responsible for the executive management of our company. Mr. Adkerson has demonstrated exceptional leadership abilities in developing and executing a financial strategy that has benefited our stockholders, and in building an operational, financial and administrative organization that efficiently supports our business. Based on Mercer’s analysis of comparable companies, the committee concluded that Mr. Adkerson’s compensation package is appropriate.
      Finally, the committee recognizes that the annual compensation paid to Messrs. Moffett and Adkerson is weighted towards current compensation, but the committee believes this is appropriate for several reasons. The committee believes that our emphasis on annual cash compensation supports our company’s business strategy of maximizing annual operating performance, which leads to the creation of shareholder value. In addition, each of Messrs. Moffett and Adkerson currently holds a significant ownership stake in the company. For more information regarding the current stock holdings of Messrs. Moffett and Adkerson, please see the section above entitled “Stock Ownership of Directors and Executive Officers.”
Components of Executive Compensation
      Executive officer compensation for 2005 included base salaries, annual incentive awards (which in some cases included restricted stock units), long-term incentive awards, and stock options.

Base Salaries
      For 2005 we established the base salaries of the executive officers at appropriate levels after consideration of each executive officer’s responsibilities, except for Messrs. Moffett and Adkerson, whose salaries have been contractually set since 2001 by the terms of employment agreements entered into with them at that time. Pursuant to their respective agreements, Mr. Moffett’s annual base salary is $2.5 million and Mr. Adkerson’s annual base salary is $1.25 million, and these base salaries will remain at the current levels through December 31, 2008. See “Executive Officer Compensation — Employment Agreements and Change of Control Agreements.”

Annual Cash Incentive Awards
      We provide annual cash incentives to our executive officers through our annual incentive plan and to our other officers and employees through our performance incentive awards program. Awards paid to our executive officers for 2005 were based on a return on investment threshold, the level of cash flow from operations, and operational and strategic accomplishments during 2005, including accomplishments in the areas of exploration, production, management, and strategic planning. The committee believes that operating cash flow is an accurate measure of our company’s success and appropriate for determining annual cash incentives. This program promotes entrepreneurial efforts and reflects our belief that executives should be rewarded for optimizing operating cash flow.
      As mentioned in previous years, the Grasberg open-pit wall slippage events in the fourth quarter of 2003 significantly affected the annual cash incentives paid to our executive officers for 2004 and 2005. As a result of these events, during 2004 our company deferred production from the higher-grade areas in the lower section of the mine and focused on mining waste material in the higher areas of the mine to ensure the safety of our operations. These actions produced lower operating cash flows in 2004, resulting in lower annual cash awards for 2004. During 2005, however, our company was able to focus production on the higher-grade areas of the mine, which yielded high operating cash flows in 2005. After consideration, the committee approved annual cash incentives for 2004 in accordance with the incentive plan and consistent with the results-oriented philosophy, recognizing the significant reduction in awards that occurred during that year. Similarly, the committee approved annual cash incentives for 2005 in accordance with the incentive plan and consistent with the results-oriented philosophy, resulting in a significant increase in awards as compared to 2004.
      After consulting with Mercer, the committee revised the performance incentive awards program to include a quantifiable safety component effective for fiscal year 2005 bonuses. Further, in May 2005, the company’s stockholders approved the new 2005 Annual Incentive Plan, which includes a similar quantifiable safety component effective for fiscal year 2006 bonuses.
      Annual Incentive Plan. The annual incentive plan is designed to provide performance-based awards to executive officers whose performance can have a significant impact on our profitability and future growth. All six of our executive officers participated in the annual incentive plan for 2005. At the beginning of 2005, each participant was assigned a percentage share of the aggregate award pool for 2005 based on that person’s position and level of responsibility. We assigned 50% of the aggregate award pool to Mr. Moffett, and 31% to Mr. Adkerson, reflecting the significant impact we believe these executives have on our company’s success. Under the terms of the annual incentive plan, no awards will be made for any year if our five-year average return on investment (generally, consolidated net income divided by consolidated stockholders’ equity and long-term debt, including the minority interests’ share of subsidiaries’ income and stockholders’ equity) is less than 6%. During the five-year period ending in 2005, the average return on investment was 17.2%. When determining the aggregate awards granted under the annual incentive plan for 2005, the committee used 2.5% of net cash flow from operations in 2005, which is the maximum amount that may be awarded under the annual incentive plan to executive officers whose compensation is subject to the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code.
      After reviewing the performance factors and accomplishments described above, the committee approved an incentive pool for 2005 of 2.5% of the net operating cash flow. Although the quantifiable safety component included in the new annual incentive plan was not effective for fiscal year 2005 bonuses, the committee expressly incorporated this safety component in its 2005 bonus determinations under the annual incentive plan through its discretion. After reviewing the company’s safety performance for 2005, the committee determined that a reduction in the bonus pool was not warranted.
      Performance Incentive Awards Program. Our performance incentive awards program is designed to provide performance-based annual cash awards to officers and employees who do not participate in the annual incentive plan. In 2005, each participant in the performance incentive awards program was assigned a target award based upon level of responsibility. After a review of the performance measures and accomplishments described above, the committee established an award pool for 2005 that totaled 1.375% of net operating cash flow, which included the maximum upward adjustment for safety. Individual performance is an important factor considered in determining the actual awards paid under the performance incentive awards program.

Restricted Stock Unit Program
      In 1999, as part of our efforts to conserve cash and to further align the interests of the executives with those of the stockholders, the committee approved a program that allowed certain officers the opportunity to receive a grant of restricted stock units with respect to shares of our common stock in lieu of all or part of their cash incentive bonus for a given year. The restricted stock units will vest ratably over a three-year period. To compensate for the restrictions and risk of forfeiture, the restricted stock units were awarded at a 50% premium to the market value on the grant date. The program was not intended to increase the overall compensation of the executive officers, other officers and managers. Mercer has reviewed the program and concluded that its design is appropriate and in line with the company’s compensation philosophy. For 2005, eleven of our officers participated in the program, including Mr. Adkerson who elected to receive his entire cash incentive bonus in restricted stock units. The eleven officers received a total of 332,677 restricted stock units resulting in a cash savings to our company of more than $14 million.

Stock Options and Long-Term Incentives
      Stock option and long-term incentive award guidelines are intended to provide a significant incentive to reinforce the importance of creating stockholder value. These awards are designed to encourage our executive officers to accumulate significant equity ownership in our company by granting stock options.

The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
      The committee believes that larger, multi-year stock option awards rather than smaller, annual awards provide a more powerful incentive to the company’s most senior executive officers to achieve sustained growth in stockholder value over the long term. As a result, since 1996 the committee has granted Messrs. Moffett and Adkerson stock option awards every three years. In keeping with the committee’s philosophy, the committee granted stock options to each of them in 2005, but did not grant stock options to them in 2003 or 2004. In addition, in 2005, the committee expanded its three-year option grant policy to include all executive officers. Thus, each of our executive officers, including Messrs. Moffett and Adkerson, will not receive another award of options until 2008.
      The committee also compensates officers for long-term performance with annual grants of performance units. Performance units are designed to link a portion of executive compensation to cumulative earnings per share because we believe that sustained profit performance will help support increases in stockholder value. Each outstanding performance unit is annually credited with an amount equal to the annual earnings per share, as defined in the plan, for a four-year period. These credits are paid in cash after the end of the four-year period.
Retirement and Severance Benefits
      In addition to the annual compensation received by the executive officers during 2005, Messrs. Moffett and Adkerson also have additional retirement and severance benefits. The employment agreements for both Messrs. Moffett and Adkerson provide certain severance benefits upon the executive’s termination of employment. In addition, the company has entered into change of control agreements with each of its executive officers, which provide for payments upon termination of employment following a change of control. The employment agreements and change of control agreements are described in detail under the heading “Executive Officer Compensation — Employment Agreements and Change of Control Agreements.”
      In February 2004, we established a supplemental executive retirement plan for Messrs. Moffett and Adkerson. The purpose of the plan is to replace a percentage of the final average pay of each executive upon retirement, and the benefit is offset by other retirement plan benefits received by the executive, such as qualified pension and social security benefits. In May 2005, the committee, after consultation with Mercer, determined that the final average pay calculation under the plan did not result in the benefits projected in 2004 when the plan was adopted. Accordingly, the committee amended the definition of final average pay in the plan, which amendment was also approved by the full board. This plan and the amendment are also described in more detail under the heading “Retirement Benefit Programs.”
Stock Ownership Guidelines
      We believe that it important for our company’s executive officers to align their interests with the long-term interests of stockholders. Although we have encouraged stock accumulation through the grant of equity incentives to our executive officers, until this year we did not mandate that our executive officers maintain a specified level of stock ownership in our company. In January 2006, after consultation with Mercer, the committee adopted stock ownership guidelines for the company’s executive officers, which will be phased in over a period of four years.
Section 162(m)
      Section 162(m) limits to $1 million a public company’s annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.
      The committee believes that the stock options, annual incentive awards, and performance units qualify for the exclusion from the deduction limitation under Section 162(m). With the exception of a portion of the salary paid to our executive chairman and our chief executive officer, the committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any given year and therefore will qualify for deductibility.
Dated: March 15, 2006

H. Devon Graham, Jr., Chairman	Bobby Lee Lackey
Robert J. Allison, Jr.	J. Taylor Wharton
Compensation Committee Interlocks and Insider Participation
      The current members of our corporate personnel committee are Messrs. Allison, Graham, Lackey and Wharton. In 2005 none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as our director or on our corporate personnel committee.
Audit Committee Report
       The audit committee is currently comprised of three directors, all of whom are independent, as defined in the NYSE’s listing standards. We operate under a written charter approved by our committee and adopted by the board of directors, which is attached to this proxy statement as Annex A. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the company’s external and internal auditors and (4) the independence of the company’s external auditors.
      We review the company’s financial reporting process on behalf of our board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent auditor, respectively.
      During 2005, management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee reviewed and discussed with management, the internal auditors and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of management’s assessment of the company’s internal control over financial reporting, both of which are included in the company’s annual report on Form 10-K for the year ended December 31, 2005.
Appointment of Independent Auditors; Financial Statement Review
      In February 2005, in accordance with our charter, our committee appointed Ernst & Young LLP as the company’s independent auditors for 2005. We have reviewed and discussed the company’s audited financial statements for the year 2005 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.
      We have received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with them their independence from the company and management. We have also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.
      In addition, we have discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2005, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.
      In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2005.
Internal Audit
      We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditors. In February 2005, in accordance with our charter, our committee appointed Deloitte & Touche LLP as the company’s internal auditors for 2005. We have discussed with Deloitte & Touche the scope of their audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. The internal auditors also met with us without management being present to discuss these matters.
Dated: March 15, 2006

Robert A. Day, Chairman	Gerald J. Ford	H. Devon Graham, Jr.
Independent Auditors
Fees and Related Disclosures for Accounting Services
      The following table discloses the fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years:

	2005	2004

Audit Fees	$1,641,866	$1,975,540
Audit-Related Fees(1)	45,000	130,150
Tax Fees(2)	40,667	40,092
All Other Fees	—	—

(1)	Relates to services rendered in connection with review of management’s reports to the board and quarterly earnings press releases. The amount disclosed in 2004 includes services rendered for audits of the company’s employee benefit plans and services provided in connection with statutory reporting matters for an inactive foreign subsidiary.

(2)	Relates to services rendered in connection with advice on Indonesian tax matters.

      The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures
      The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the external auditors. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $30,000 may be pre-approved by the Chairperson of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $60,000.
      At each regularly-scheduled audit committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Chairperson since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors. Since the 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the audit committee, and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.
Selection and Ratification of the Independent Auditors
      In January 2006, our audit committee appointed Ernst & Young LLP as our independent auditors for 2006. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of Ernst & Young to act as the independent auditors of our and our subsidiaries’ financial statements for the year 2006. If the stockholders do not ratify the appointment of Ernst & Young, our audit committee will reconsider this appointment. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Performance Graph
       The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the cumulative total return of our selected peer group from 2001 through 2005. Our comparative peer group is comprised of selected peers within our industry, which we believe is representative of our line of business. The peer group includes Barrick Gold Corp., Inco Ltd., Noranda Inc. (now Falconbridge Ltd.), Newmont Mining Corporation, Phelps Dodge Corporation and Placer Dome Inc. This comparison assumes $100 invested on December 31, 2000 in (a) Freeport-McMoRan Copper & Gold Inc. Class B common stock, (b) the S&P 500 Stock Index, and (c) our selected peer group.
Comparison of Cumulative Total Return*
Freeport-McMoRan Copper & Gold Inc.,
S&P 500 Stock Index, and our Selected Peer Group

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2000	2001	2002	2003	2004	2005

Freeport-McMoRan Copper & Gold Inc.	$100.00	$156.37	$195.96	$497.43	$465.08	$693.91
S&P 500 Stock Index	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75
Selected Peer Group	$100.00	$94.89	$106.34	$184.71	$194.99	$256.33

*	Total Return Assumes Reinvestment of Dividends
Certain Transactions
       We are parties to a services agreement with the Services Company, under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services on a cost-reimbursement basis. The Services Company also provides these services to McMoRan. Several of our directors and executive officers also serve as directors or executive officers of McMoRan. In 2005, McMoRan incurred $5.3 million of costs under its services agreement, and we expect McMoRan’s costs under its services agreement to approximate $3.9 million in 2006. We pay an allocable portion of expenses from consulting arrangements that the Services Company has entered into, some of which are described below.
      B. M. Rankin, Jr. and the Services Company are parties to an agreement, renewable annually, under which Mr. Rankin renders services to us and McMoRan relating to finance, accounting and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2005, the Services Company paid Mr. Rankin $490,000 ($316,900 of which was allocated to us) pursuant to this agreement. During 2005, the cost to the company for Mr. Rankin’s personal use of company facilities was $6,300, medical expenses and tax gross-ups was $56,223 and reimbursement for a portion of his office rent and for the services of an executive secretary employed by the Services Company was $42,119. In addition, during 2005 the cost to the company of Mr. Rankin’s personal use of fractionally owned company aircraft was $372,919, which use resulted in $94,749 of imputed income.
      J. Bennett Johnston and the Services Company are parties to an agreement, renewable annually, under which Mr. Johnston provides consulting services to us and our affiliates relating to international relations and commercial matters. Under this agreement, Mr. Johnston receives an annual consulting fee of $265,000 and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing services. In 2005, the Services Company paid Mr. Johnston $265,000, plus out-of-pocket expenses, pursuant to this agreement, all of which was allocated to us. The annual consulting fee includes Mr. Johnston’s $40,000 annual fee for serving on our board. The Services Company also entered into a supplemental agreement with Mr. Johnston in January 2005 under which Mr. Johnston would receive an additional $50,000 of consulting fees for services rendered in connection with a project for McMoRan and an additional $50,000 upon successful completion of the project. Accordingly, Mr. Johnston received $50,000 for services rendered in connection with the project in 2005. McMoRan is also a party to a services agreement with the Services Company, pursuant to which McMoRan reimbursed the Services Company for the consulting fees paid to Mr. Johnston relating to McMoRan’s project.
      Gabrielle K. McDonald and the Services Company are parties to an agreement, renewable annually, under which Ms. McDonald renders consulting services to us and our affiliates in connection with her role as Special Counsel on Human Rights to our company. Under this agreement, Ms. McDonald receives an annual fee of $265,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. In 2005, the Services Company paid Ms. McDonald $265,000, plus out-of-pocket expenses, pursuant to this agreement, all of which was allocated to us. The annual consulting fee includes Ms. McDonald’s $40,000 annual fee for serving on our board.
      J. Stapleton Roy is Managing Director of Kissinger Associates, Inc. Kissinger Associates and the Services Company are parties to agreements, renewable annually, under which Kissinger Associates provides to us and our affiliates advice and consultation on specified world political, economic, strategic and social developments affecting our affairs. Under these agreements, Kissinger Associates receives an annual fee of $200,000, additional consulting fees based on the services rendered, and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing such services. In 2005, the Services Company paid Kissinger Associates its annual fee of $200,000, plus out-of-pocket expenses, for all services rendered under these agreements, all of which was allocated to us.
Section 16(a) Beneficial Ownership Reporting Compliance
       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2005, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe, with the exceptions noted below, that all required reports were timely filed. In accordance with our 2004 Director Compensation Plan, each of Messrs. Allison, Ford, Johnston and Roy elected to receive common stock in lieu of a certain percentage of his annual fee for serving as a director in 2005. A Form 4 for each of these directors to report his receipt of stock on April 1, 2005 (each less than 300 shares), pursuant to this election was inadvertently filed late on June 2, 2005.
Proposal to Adopt the 2006 Stock Incentive Plan
       Our board of directors unanimously proposes that our stockholders approve the 2006 Stock Incentive Plan, which is summarized below and attached as Annex B to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex B carefully before you decide how to vote.

Reasons for the Proposal
      We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Currently, there are approximately 1.1 million shares of our common stock available for grant to our key personnel under our stock incentive plans. So that we may continue to motivate and reward our key personnel with stock-based awards at an appropriate level, our board believes it is important that we establish a new equity-based plan at this time.
Summary of the 2006 Stock Incentive Plan
      Administration. Awards under the 2006 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of four independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.
      Eligible Participants. The following persons are eligible to participate in the 2006 Stock Incentive Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary; and

•	any person who has agreed in writing to become an eligible participant within 30 days.
A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the corporate personnel committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately 141 persons, consisting of 17 officers and 120 employees of our company and the Services Company and 4 consultants.
      Number of Shares. The maximum number of shares of our common stock with respect to which awards may be granted under the 2006 Stock Incentive Plan is 12,000,000, or as of the record date, 6.4% of our outstanding common stock and 5.3% of our fully diluted outstanding common stock (assuming conversion of all outstanding convertible securities, exercise of all outstanding options and vesting of all outstanding restricted stock units).
      Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 3,750,000 shares of our common stock.
      Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 12,000,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 4,000,000 shares, of which only 600,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.
      On March 17, 2006, the closing price on the New York Stock Exchange of a share of our common stock was $53.22.
      Types of Awards. Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the 2006 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either non-qualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award if permitted by Section 409A of the Internal Revenue Code.
      The corporate personnel committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award if permitted by Section 409A of the Internal Revenue Code). This limitation on the corporate personnel committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. This plan prohibits the reduction in the exercise price of stock options without stockholder approval except for certain adjustments described below.
      The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock;

•	through a “cashless” exercise arrangement with a broker approved in advance by the company;

•	if approved by the corporate personnel committee, through a “net exercise,” whereby shares of common stock equal in value to the aggregate exercise price or less are withheld from the issuance, or

•	in any other manner authorized by the corporate personnel committee.
      Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.
      The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. With limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.
      The corporate personnel committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. With limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines, and may include the right to receive currently or on a deferred basis dividends or dividend equivalents.
      Performance-Based Compensation under Section 162(m). Stock options and stock appreciation rights, if granted in accordance with the terms of the 2006 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, return on cash flow, or increase in production, of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.
      If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest.
      The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2006 Stock Incentive Plan.
      Adjustments. If the corporate personnel committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2006 Stock Incentive Plan, then the corporate personnel committee has discretion to:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.
      The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.
      Amendment or Termination. The 2006 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this plan;

•	increase the number of shares of our common stock that may be issued under this plan;

•	materially expand the classes of persons eligible to participate in this plan;

•	expand the types of awards available under the plan;

•	materially extend the term of the plan;

•	materially change the method of determining the exercise price of options or the grant price of stock appreciation rights; or

•	permit a reduction in the exercise price of options.
      Unless terminated sooner, no awards will be made under the 2006 Stock Incentive Plan after May 4, 2016.
Federal Income Tax Consequences of Stock Options
      The grant of non-qualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.
      Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee’s basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.
      When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.
      If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.
      Section 162(m) may limit the deductibility of an executive’s compensation in excess of $1,000,000 per year. However, we believe that taxable compensation arising in connection with stock options granted under the 2006 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m).
      The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.
      If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2006 Stock Incentive Plan, the participant may deliver shares of our common stock or elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock, having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.
      This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2006 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This discussion also assumes that the stock options will not be deemed deferred compensation under Section 409A of the Internal Revenue Code. This summary does not cover any foreign, state or local tax consequences of the stock options.
Equity Compensation Plan Information as of February 28, 2006
      In addition to the 2006 Stock Incentive Plan, which is subject to approval of the stockholders at the meeting, we have six additional equity plans with currently outstanding awards. These six plans were previously approved by our stockholders, and are: the Adjusted Stock Award Plan, the 1995 Stock Option Plan, the 1999 Stock Incentive Plan (the “1999 Plan”), the 2003 Stock Incentive Plan (the “2003 Plan”), the 1995 Stock Option Plan for Non-Employee Directors, and the 2004 Director Compensation Plan. The

following table presents information as of February 28, 2006 regarding these six compensation plans pursuant to which common stock may be issued to employees and non-employees as compensation.
As of February 28, 2006

Number of securities to be issued upon exercise of outstanding options, warrants and rights		7,201,823
Weighted-average exercise price	$22.06
Weighted-average remaining term (in years)	8.37
Number of securities remaining available for future issuance		1,757,346
Total		8,959,169
      The potential dilution of equity compensation plans, or what is commonly referred to as overhang, is defined as the sum of shares relating to outstanding grants and shares available for future grants, i.e., the “Total” reflected above. As of February 28, 2006, we had 227,458,691 diluted shares outstanding and our overhang percentage was 3.9%. If the 2006 Stock Incentive Plan is approved, our overhang percentage will increase to 9.2%.
Equity Compensation Plan Information as of December 31, 2005
      The following table presents information as of December 31, 2005, regarding the six compensation plans of the company under which common stock may be issued to employees and non-employees as compensation.

Number of securities
remaining available for
	Number of securities		Weighted-average	future issuance under
	to be issued upon		exercise price of	equity compensation
	exercise of		outstanding	plans (excluding
	outstanding options,		options, warrants	securities reflected in
	warrants and rights		and rights	column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	7,484,385	(1)	$23.36	3,098,773	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	7,484,385	(1)	$23.36	3,098,773	(2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the vesting of 301,258 restricted stock units, and (b) the termination of deferrals with respect to 16,000 restricted stock units that were vested as of December 31, 2005. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2005, there were 2,396,926 shares remaining available for future issuance under the 2003 Plan, (a) all of which could be issued under the terms of the plan upon the exercise of stock options or stock appreciation rights, and (b) only 1,759,926 of which could be issued under the terms of the plan in the form of restricted stock or “other stock-based awards,” which awards are valued in whole or in part on the value of the shares of common stock. In addition, there were 53,698 shares remaining available for future issuance under the 1999 Plan, all of which could be issued (a) upon the exercise of stock options or stock appreciation rights, or (b) in the form of restricted stock or “other stock-based awards.” Finally, there were 648,149 shares remaining available for future issuance under the 2004 Director Compensation Plan, which shares are issuable under the terms of the plan (a) only to eligible directors, and (b) upon the exercise of stock options or in the form of common stock and restricted stock units, as specifically set forth in the plan.

      On January 31, 2006, the corporate personnel committee granted options pertaining to 1.0 million shares of our common stock and 0.3 million restricted stock units from our current plans. Thus, as of the date of this proxy statement, there are only 1.76 million shares remaining available for future issuance under our equity compensation plans, of which only 1.1 million are available for grants to officers, employees and key personnel. For a listing of the company’s current equity compensation plans, see “Equity Compensation Plan Information as of February 28, 2006” above.
Awards to Be Granted
      The grant of awards under the 2006 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. The committee has not yet made a determination as to the awards to be granted under the 2006 Stock Incentive Plan if it is approved by our stockholders at the meeting.
Vote Required for Approval of the 2006 Stock Incentive Plan
      Under our by-laws and NYSE rules, approval of the 2006 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date. For the purposes of approving this proposal under the NYSE rules, abstentions and broker non-votes will be excluded form the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such abstentions and broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% of all shares of our common stock entitled to vote on the proposal). Our board of directors unanimously recommends a vote FOR this proposal.
Stockholder Proposal
       A group of stockholders has advised the company of its intention to present a proposal at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement is set forth below. Approval of this proposal would require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting.
      Upon request, we will provide the names and addresses of the proponents of this proposal and the number of shares of our common stock that the proponents hold. Requests may be sent to the Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 1615 Poydras Street, New Orleans, Louisiana 70112, or submitted by calling (504) 582-4000.

Stockholder Proposal

WHEREAS, we believe that transnational corporations operating in countries with repressive governments, ethnic conflict, weak rule of law, endemic corruption, or poor labor and environmental standards face serious risks to their reputation and share value if they are seen to be responsible for, or complicit in, human rights violations; and,

WHEREAS, Freeport McMoRan has extensive operations in West Papua in Indonesia; and,

WHEREAS, there have been numerous reports of human rights abuses against the indigenous population by the Indonesian military in connection with security operations conducted on behalf of Freeport McMoran; and,

WHEREAS, in 2002 the company made payments of $5.6 million to the Indonesian military and,

WHEREAS, in August, 2002, several company employees, including two American contract workers and an Indonesian, were ambushed and killed near company property, and,

WHEREAS, a 2002 investigation by the Indonesian Police found that there was a strong possibility that this attack was perpetrated by the Indonesian National Army Force,

THEREFORE, BE IT RESOLVED, shareholders urge management to review its policy concerning payments to the Indonesian military and security forces, with a particular reference to potential financial and reputational risks incurred by the company by these payments, and to report to shareholders by September 2005 on the findings of this review.
SUPPORTING STATEMENT
      Since the mid-1990’s, Freeport’s relationship with the Indonesian military has led to tens of millions of dollars in corporate payments, including direct payments to the military expenditures, to defend the company from lawsuits brought by victims of human rights abuses by the Indonesian military, and in an out-of-court settlement with the survivors and family members of those killed in the 2002 attack.
      The New York City Employees’ Retirement System, New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System, believe that it is time for the management to seriously review its policies in this area. Significant commercial advantages can accrue to our company by the rigorous implementation of human rights policies based upon the Universal Declaration of Human Rights. These include: enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations, and a reduced risk of adverse publicity, divestment campaigns, and lawsuits. We therefore urge you to vote FOR this proposal.
Board of Directors’ Statement in Opposition to Stockholder Proposal
       At last year’s annual meeting, our stockholders rejected an identical proposal and in 2004 rejected a similar proposal, with the proposal receiving less than 7.5% of support each time. Our board continues to believe that this proposal is not in the best interests of the Company or its stockholders.
      We have a longstanding commitment to providing a safe and secure working environment for our over 18,000 employees and contract workers. The Indonesian military and police provide security for our mining operations in a remote and logistically challenging area, and security is essential to the continuing safety of our workforce and the protection of our facilities. There is no alternative to our reliance on the Indonesian military and police in this regard. The need for this security, its cost and decisions regarding our relationships with the Indonesian Government and its security institutions are ordinary business activities that our management and board of directors thoroughly reviews and appropriately addresses on a continuous basis.
      In accordance with our obligations under the Contract of Work and consistent with Indonesian law, U.S. law, and our adoption of the joint U.S. State Department — British Foreign Office Voluntary Principles on Security and Human Rights, we have taken appropriate steps to provide a safe and secure working environment. The Indonesian Government — not our company — is responsible for employing its security personnel and directing their operations. Indonesian law prohibits us from employing armed private security or arming our employees to protect our workforce and their families, 98% of whom are Indonesian. We provide financial support to ensure that the Indonesian Government’s security personnel (the military and police) are properly fed and lodged, and have the logistical resources necessary to patrol company roads and secure our operations. Moreover, the Voluntary Principles on Security and Human Rights expressly recognize that companies “may be required or expected to contribute to, or otherwise reimburse, the costs of protecting company facilities and personnel borne by public security.” We periodically review our policies and procedures with regard to our security support activities to ensure that proper controls are maintained. Any reported incidents or concerns with respect to those activities are investigated and resolved appropriately.

      We have fully supported and cooperated with the Indonesian Government and the FBI in their investigations of the August 2002 attacks. In June 2004, the U.S. Justice Department indicted Anthonius Wamang, identified in the indictment as an operational commander in the Free Papua Movement (OPM), for leading the group that perpetrated the August 2002 attacks. In January 2006, Indonesian police, accompanied by FBI agents, arrested the indicted suspect and others at a Timika hotel. Anthonius Wamang and several others are being held for trial and additional suspects are being sought. We will continue to cooperate and support these investigations and hope that the identified perpetrator and others involved in the incident will be prosecuted for their crimes.
      We condemn human rights violations in any form. We have a longstanding commitment to the protection of human rights and have been vigorous in enacting and enforcing our human rights policy. Our human rights policy, which was initially adopted in 1999, commits us to conducting our operations in a manner consistent with the Universal Declaration of Human Rights. The implementation of our human rights policy is overseen by Judge Gabrielle Kirk McDonald, former President of the International Criminal Tribunal for the former Yugoslavia, who serves as Special Counsel on Human Rights to our company and as a director of our company. In 2005, we arranged for a voluntary independent audit of our social, employment and human rights performance by the International Center for Corporate Accountability. When allegations of human rights abuses have arisen in our area of operations, we have supported every legitimate investigation — none of which has found any wrongdoing on the part of the company or our personnel.
      In addition, we voluntarily and directly contribute to the well-being of the people of Papua through the Freeport Partnership Fund for Community Development. In 2005, these voluntary financial contributions exceeded $40 million and since 1996 have approximated $200 million. Our company has been recognized by BusinessWeek as the most philanthropic American company for the past two years.
      We believe this proposal is impracticable, misguided, mischaracterizes our relationships with Indonesian security institutions, and suggests actions that our management and board of directors already undertake as part of our ordinary business activities. Accordingly, our board of directors unanimously recommends a vote AGAINST the adoption of this proposal.
Financial Information
       A copy of our 2005 annual report accompanies this proxy statement. The financial statements which are included in our 2005 annual report are incorporated herein by reference. Additional copies of our 2005 annual report to stockholders and copies of our annual report on Form 10-K for the year ended December 31, 2005 (except for exhibits, unless the exhibits are specifically incorporated by reference) are available on our web site at www.fcx.com, and printed copies are also available without charge upon request. You may request printed copies by writing or calling us at:
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: Investor Relations
(504) 582-4000

Annex A
Freeport-McMoRan Copper & Gold Inc.

Charter of the Audit Committee
of the Board of Directors

February 1, 2005
I. Scope of Responsibility of Audit Committee.
      A. General.
      The Audit Committee’s primary function is to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by monitoring (1) the Company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the Company’s external and internal auditors and (4) the independence of the Company’s external auditors. In addition, the Audit Committee will prepare the report required by the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
      B. Relationship to Other Groups.

1. Allocation of Responsibilities. The Company’s management is principally responsible for developing and consistently applying the Company’s accounting principles and practices, preparing the Company’s financial statements and maintaining an appropriate system of internal controls. The Company’s external auditors are responsible for auditing the Company’s financial statements to obtain reasonable assurance that the financial statements are free from material misstatement. In this regard, the external auditors must develop an overall understanding of the Company’s accounting principles and practices and internal controls to the extent necessary to support their report on the Company’s financial statements. The internal auditors are responsible for objectively assessing management’s accounting processes and internal controls and the extent of compliance therewith. The Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

2. Accountability of the Auditors. The external and internal auditors will be advised that they are ultimately accountable to the Audit Committee.

3. Accountability of the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate the performance of, and, if necessary, replace the external and internal auditors.

4. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the external auditors, the internal auditors, the Audit Committee and the Board of Directors, and will make regular reports to the Board of Directors concerning the activities and recommendations of the Audit Committee.
II. Composition of Audit Committee.
      The Audit Committee will be comprised of three or more directors appointed by the Board of Directors upon the recommendation of the nominating and corporate governance committee, each of whom will meet the standards of independence, experience and any other qualifications required from time to time by the New York Stock Exchange (or, if the Company’s common stock is listed or traded on some other exchange or trading system, the standards of independence and any other qualifications required by the other exchange or system), Section 10A(m)(3) of the Securities Exchange Act of 1934

(the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall qualify as a “financial expert” (as defined by the Commission), as determined by the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.
III. Meetings of Audit Committee.
      The Audit Committee will meet at least quarterly, or more frequently if the Audit Committee determines it to be necessary. The Audit Committee will meet periodically in executive sessions with the internal auditors and the external auditors, and will request that the external and internal auditors bring any matters they deem to be pertinent to the attention of the Audit Committee in such sessions. To foster open communications, the Audit Committee may invite other directors or representatives of management, the external auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet at any time in executive session. The Audit Committee will maintain written minutes of all its meetings, which will be available to every member of the Board of Directors.
IV. Powers of Audit Committee.
      A. Activities and Powers Relating to the External and Internal Audits.

1. Planning the External and Internal Audits. In connection with its oversight functions, the Audit Committee will monitor the planning of both the external audit of the Company’s financial statements and the internal audit process, including taking the following actions:

a. select, retain and approve the external auditors and preapprove all audit services, audit-related services and other services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the external auditors, subject to the de minimus exceptions for services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit;

b. select, retain and approve the internal auditors and preapprove all services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the internal auditors;

c. discuss with the external and internal auditors the nature and amount of fees relating to services performed for the Company and confirm that such services (1) do not violate the Audit Committee’s policy against its internal and external auditors performing business consulting services and (2) for the external auditors, do not impair their independence under applicable professional standards and regulatory requirements;

d. as required, form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of permitted services, provided that decisions of such subcommittee to grant preapprovals will be presented to the full Audit Committee at its next scheduled meeting;

e. ensure the rotation of all audit partners (as defined by the Commission) of the external auditors having primary responsibility for the audit and the reviewing audit partner of the external auditors as required by law;

f. discuss with the external and internal auditors the scope and comprehensiveness of their respective audit plans prior to their respective audits; and

g. discuss with the external and internal auditors the results of their processes to assess risk in the context of their respective audit engagements, including all pertinent issues or concerns regarding their client relationship with the Company raised in their internal client retention assessment or similar process.

2. Review of the External Audit. The Audit Committee will review the results of the annual external audit with the external auditors and will:

a. obtain and review timely reports by the external auditors describing:

(1) all critical accounting policies and practices to be used;

(2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and

(3) other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences;

b. obtain and review timely reports by the external auditors describing:

(1) the external auditors’ internal quality-control procedures;

(2) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues; and

(3) all significant relationships between the external auditors and the Company, including those described in written statements of the external auditors furnished under Independence Standards Board Standard No. 1;

c. discuss the Company’s annual audited financial statements, quarterly financial statements and related footnotes with the external auditors and management, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

d. review other sections of the Company’s annual report or Form 10-K that pertain principally to financial matters;

e. review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment;

f. discuss with management, the internal auditors and the external auditors the following:

(1) the adequacy and effectiveness of internal control over financial reporting, including any deficiencies or material weaknesses identified by management in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act; and

(2) any significant changes in internal control over financial reporting;

g. discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

h. review and discuss with management and the external auditors any significant policies relating to risk assessment and risk management, and the steps management has taken to monitor, control and minimize the Company’s major financial risk exposures, if any;

i. review with the external auditors any audit problems or difficulties with management’s response, including: (1) any restrictions on the scope of activities or access to requested information and (2) any recommendations made by the external auditors as a result of the audit;

j. review the accounting implications of significant new transactions;

k. review and discuss with management and the external auditors any significant changes required in the external auditors’ audit plan for future years; and

l. review the extent to which the Company has implemented changes and improvements in financial and accounting practices or internal controls that the external auditors previously recommended or the Audit Committee previously approved, and any special audit steps taken in light of material control deficiencies.

3. Review of Internal Audit. The Audit Committee will review the results of the internal audit process with the internal auditors, including the following matters:

a. significant audit findings;

b. the integrity and adequacy of the Company’s management reporting processes, internal controls and corporate compliance procedures;

c. review with the internal auditors any audit problems or difficulties with management’s response;

d. significant changes required in the internal auditors’ audit plan for future years; and

e. the extent to which the Company has implemented changes and improvements in management reporting practices or internal controls that the internal auditors previously recommended or the Audit Committee previously approved.

4. Post-Audit Review Activities. In connection with or following the completion of its review of the external and internal audits, the Audit Committee or its Chairman may in their discretion meet with the external auditors, internal auditors or management to discuss any changes required in the audit plans for future periods and any other appropriate matters regarding the audit process.

5. Funding. The Audit Committee will determine the appropriate funding needed by the Audit Committee for payment of:

a. compensation to the external auditor;

b. compensation to any legal, accounting or other consultants employed by the Audit Committee as necessary to advise the Audit Committee; and

c. ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
      B. Other Powers.
      To the extent the Audit Committee deems necessary or appropriate, it will also:

1. retain and consult periodically with legal, accounting or other consultants as necessary to advise the Audit Committee;

2. establish and periodically review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

3. establish clear hiring policies for employees or former employees of current or former external auditors;

4. review with management and the external auditors the effect of regulatory and accounting changes on the financial statements during the prior year, including material off-balance sheet transactions, complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, and in instances where alternative accounting treatments are permitted, reasons for the accounting treatment selected;

5. discuss with the external auditors the nature of disagreements among audit engagement personnel, between audit engagement personnel and the independent reviewing partner and/or any other audit firm personnel consulted regarding appropriate accounting and disclosure for significant events or transactions;

6. request management or the external auditors to provide analyses or reports regarding (1) any “second opinion” sought by management from an audit firm other than the Company’s external auditors, or (2) any other information that the Audit Committee deems necessary to perform its oversight functions;

7. discuss with the external auditors their views regarding the clarity of the Company’s financial disclosures, the quality of the Company’s accounting principles as applied, the underlying estimates and other significant judgments that management made in preparing the financial statements, the compatibility of the Company’s principles and judgments with prevailing practices and standards and, to the extent permitted by their professional standards, their assessment of the overall degree of quality of the Company’s reported financial results based on the results of their audits;

8. discuss with the external auditors the nature and amount of all adjustments resulting from their audit, whether recorded by the Company or not, and discuss with management the reasons why any unrecorded adjustments were not included in results for the period;

9. conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities, as the Audit Committee determines to be necessary or appropriate to enable it to carry out its duties;

10. review periodically the effectiveness and adequacy of the Company’s corporate compliance procedures, including the Company’s ethics and business conduct policy, and consider and recommend to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable;

11. review periodically with the Company’s legal counsel pending and threatened litigation, inquiries received from governmental agencies, or any other legal matters that may have a material impact on the Company’s financial statements, internal controls, or corporate compliance procedures;

12. review the integrity and adequacy of, and if necessary, recommend changes and improvements in, the Company’s disclosure policies, as well as in the internal controls of the Company; communicate recommended changes and improvements to management and the Board of Directors; and take appropriate steps to assure that recommended changes and improvements are implemented;

13. undertake any special projects assigned by the Board of Directors;

14. issue any reports or perform any other duties required by (a) the Company’s certificate of incorporation or by-laws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee; and

15. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V. Review of this Charter and Audit Committee’s Performance.
      The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable. The Committee will also annually review and evaluate its own performance.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditors.
* * * * * * * * *
As amended by the Audit Committee on February 1, 2005.

Annex B
FREEPORT-McMoRan COPPER & GOLD INC.
2006 STOCK INCENTIVE PLAN
SECTION 1
      Purpose. The purpose of the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan (the “Plan”) is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company’s success.
SECTION 2
      Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.
      “Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.
      “Board” shall mean the Board of Directors of the Company.
      “Class B Common Stock” shall mean the Class B Common Stock, $.10 par value per share of the Company.
      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.
      “Company” shall mean Freeport-McMoRan Copper & Gold Inc.
      “Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.
      “Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
      “Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
      “Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

      “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 of the Plan.
      “Other Stock Based Award” shall mean any right or award granted under Section 10 of the Plan.
      “Participant” shall mean any Eligible Individual granted an Award under the Plan.
      “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
      “Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.
      “Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.
      “Section 162(m)” shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.
      “Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.
      “Shares” shall mean the shares of Class B Common Stock of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.
      “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
      “Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.
SECTION 3
      (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(b) shall be equal to the fair market value of the underlying Shares on the date of grant.
SECTION 4
      Eligibility. Any Eligible Individual shall be eligible to be granted an Award.
SECTION 5
      (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 12,000,000 shares of Class B Common Stock. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 12,000,000 Shares.

(C) Subject to the other provisions of this Section 5(a):

(1) the maximum number of Shares with respect to which Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 4,000,000 Shares; and

(2) no more than 600,000 Shares may be issued pursuant to Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b) and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement or other termination of employment or cessation of consulting or advisory services to the Company, or a change in control of the Company, such Shares shall not count against the 600,000 limitation described herein.

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates shall be counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 3,750,000 Shares.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company’s 2005 Annual Incentive Plan and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.
      (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
      (c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if a grant of Restricted Stock, Restricted Stock Units or Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock, Restricted Stock Units or Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, return on cash flow, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required under Section 162(m).
SECTION 6
      (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof and the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.
      (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.
      (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Class B Common Stock, subject to any holding periods established by the Committee; (iii) through a “cashless” exercise arrangement with a broker approved in advance by the Committee; (iv) if approved by the Committee, through a “net exercise” procedure whereby shares of Class B Common Stock equal in value to the aggregate exercise price or less are withheld from the shares issued upon exercise; or (v) in such other manner as may be authorized from time to time by the Committee. In the event shares of Class B Common Stock are delivered or withheld pursuant to (ii) or (iv) above, as applicable, the shares shall be valued at the fair market value (valued in accordance with procedures established by the Committee) on the effective date of the exercise. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.
SECTION 7
      (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof and the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award if permitted by Section 409A.

      (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares or a combination of cash and Shares.
SECTION 8
      (a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance- based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except for Restricted Stock that vests on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required, with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Class B Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Freeport-McMoRan Copper & Gold Inc. Copies of the Plan and the notice of grant are on file at the principal office of Freeport-McMoRan Copper & Gold Inc.
      (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.
      (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.
      (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted

Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.
      (g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.
SECTION 9
      (a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest (the “Vesting Period”). Each Award of Restricted Stock may have a different Vesting Period. Except for Restricted Stock Units that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Vesting Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a Vesting Period of at least one year with incremental vesting is permitted. The expiration of the Vesting Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.
SECTION 10
      (a) Other Stock Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

      (b) Limitations. Except for Other Stock-Based Awards that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.
SECTION 11
      (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (a) increase, subject to adjustments permitted herein, the maximum number of shares of Class B Common Stock that may be issued through the Plan, (b) materially increase the benefits accruing to Participants under the Plan, (c) materially expand the classes of persons eligible to participate in the Plan, (d) expand the types of Awards available for grant under the Plan, (e) materially extend the term of the Plan, (f) materially change the method of determining the exercise price of Options or the grant price of Stock Appreciation Rights, and (g) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.
      (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, a cash payment or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.
SECTION 12
      (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

      (b) Withholding. (i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.
      (c) Transferability. No Awards granted hereunder may be sold, transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).
      (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
      (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.
      (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.
      (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
      (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
      (k) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.
      (l) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A of the Code and all regulations and guidance promulgated thereunder, to the extent applicable.
      (m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 13
      Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan after May 4, 2016, which is ten years after the date the Plan was approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

FREEPORT-MCMORAN COPPER & GOLD INC.
Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders,May 4,2006
     The undersigned hereby appoints James R.Moffett and Richard C.Adkerson, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc.at the Annual Meeting of Stockholders to be held on Thursday, May 4, 2006, at 1:00 p.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote:(1) as you specify on the back of this card,(2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card,and (3) as the proxies decide on any other matter.
     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card.If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

PLEASE MARK,SIGN,DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

(continued on reverse side)

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Please mark your votes as indicated in this example	☒
You may specify your votes by marking the appropriate boxes on this side.You need not mark any boxes,however,if you wish to vote all items in accordance with the Board of Directors’recommendation.If your votes are not specified,this proxy will be voted FOR Items 1,2 and 3 and AGAINST Item 4.

Your Board of Directors recommends a vote FOR Items 1, 2 and 3 below.

1.	Election of eleven directors.Nominees are:	FOR☐	WITHHOLD☐
Robert J.Allison, Jr., Robert A.Day, Gerald J.Ford, H.Devon Graham, Jr., J.Bennett Johnston,
Bobby Lee Lackey, Gabrielle K.McDonald, James R.Moffett, B.M.Rankin, Jr., J.Stapleton Roy,
J. Taylor Wharton.
FOR, except withhold vote from following nominee(s):

2.	Ratification of appointment of Ernst & Young LLP as independent auditors.	FOR☐	AGAINST☐	ABSTAIN☐

3.	Approval of the proposed 2006 Stock Incentive Plan.	FOR☐	AGAINST☐	ABSTAIN☐

Your Board of Directors recommends a vote AGAINST Item 4 below.

4.	Stockholder proposal regarding review of policies relating to financial support of Indonesian Government security personnel.
	FOR☐	AGAINST☐	ABSTAIN☐

Signature(s)	Date:	, 2006

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